October 28, 1996



Entertainment/Media Acquisition Corporation
c/o Bannon & Co., Inc.
745 Fifth Avenue, Suite 3001
New York, New York 10151
Attention:  Jeffrey A. Rochlis, President

         Re: Entertainment/Media Acquisition Corporation ("EMAC") Unit Purchase Options to purchase an aggregate of 200,000 EMAC Units at a price per Unit of $9.90 expiring February 16, 2000 (exercisable for an aggregate of 400,000 EMAC Warrants and 200,000 shares of EMAC Common Stock) (the "Unit Purchase Options")

Dear Sirs:

         The undersigned, who constitute the holders of all the issued and outstanding Unit Purchase Options, understand that EMAC is negotiating with respect to a business combination with Overseas Filmgroup, Inc. (the "Business Combination") and that certain changes to the Unit Purchase Options are required in order for the parties to the proposed business combination to be willing to proceed therewith. The undersigned, therefore, hereby agree that, effective upon consummation of the Business Combination, each Unit Purchase Option shall, automatically and without any further action required by EMAC or the undersigned, be amended as follows:

         (a) In order to permit the inclusion of certain securities held by others in the demand registration of the holders of the Unit Purchase Options,
Section 5.3.3 of the Unit Purchase Options shall be deleted and replaced in its entirety with the following:

         "The registration statement filed pursuant to Section 5.1 may include other securities of the Company (i) which are held by persons who, by virtue of agreements with the Company, are entitled to include their securities in any such registration, (ii) which are held by officers and directors of the Company, or (iii) which are being offered for the account of the Company; provided that (a) the number of Registrable Securities demanded to be included in such registration shall not be reduced, and (b) the percentage of Registrable Securities required to be included in such registration by the Holders of the Purchase Options is not reduced or limited, without such Holders' consent, as a result of the inclusion of persons other than Holders of the

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


         the Purchase Options below 66-2/3% of the total number of shares and warrants included in such registration; and provided, further, that the plan of distribution proposed by such other persons shall not be different from the plan of distribution proposed by the Holders of the Purchase Options."

         (b) In order to conform the manner in which securities may be excluded from a piggyback registration (and how the securities to be included will be apportioned), the undersigned further agrees that the proviso in Section 5.2.1 of the Unit Purchase Options shall be deleted and replaced in its entirety with the following:

         "provided, however, that if the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities that, in the written opinion of the managing underwriters, if any, for such offering, when added to the securities being registered by the Company, will exceed the maximum amount of the Company's securities which can be marketed
         (a) at a price reasonably related to their then current market value, and (b) without materially and adversely affecting the entire offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not materially jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders) although the Company may, in its sole and absolute discretion, elect to register all of the Registrable Securities for which the Holders of the Purchase Options have requested registration and delay the sale of such portion thereof which exceeds their pro rata share of the total securities being registered for a period of 90 days from the effective date of the offering. If all of the Registrable Securities for which the Holders of the Purchase Options have validly requested registration are not included in such registration statement for sale (either upon effectiveness or 90 days thereafter), then the Holders of the Purchase Options shall receive one additional demand registration for their Registrable Securities on the terms set forth in Section 5.1 hereof which may be exercised after ninety days after the effectiveness of the registration from which their securities were excluded. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder", and any pro rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder", as defined in this sentence."

         The undersigned also agree, upon the request of EMAC, to exchange each of their Unit Purchase Options for an amended and restated Unit Purchase Option incorporating solely the terms of the above amendments. The amendments set forth above, however, shall, upon consummation of the Business Combination, be effective and bind EMAC and the undersigned irrespective of whether such exchange is made.

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


         In consideration for their agreement herein, EMAC agrees that it will require that the registration rights agreement to be executed in connection with the proposed Business Combination will contain the provision attached as Exhibit A hereto permitting the inclusion pursuant to existing registration rights agreements of certain securities in the demand registrations to be granted to the other party to the Business Combination.

Very truly yours,

 /s/ Richard Buonocore            October 28, 1996         /s/ Brian K. Coventry          October 28, 1996
-----------------------------                            ----------------------------
Name:  Richard Buonocore                                 Name:  Brian K. Coventry
Number of Unit Purchase                                  Number of Unit Purchase
 Options held:  4,000                                     Options held:  2,000


 /s/ Robert Gladstone             October 28, 1996         /s/ Roger Gladstone            October 28, 1996
-----------------------------                            ----------------------------
Name:  Robert Gladstone                                  Name:  Roger Gladstone
Number of Unit Purchase                                  Number of Unit Purchase
 Options held:  30,000                                    Options held:  30,000


 /s/ Andrea B. Goldman            October 28, 1996         /s/ Jay Goldman                October 28, 1996
-----------------------------                            ----------------------------
Name:  Andrea B. Goldman                                 Name:  Jay Goldman
Number of Unit Purchase                                  Number of Unit Purchase
 Options held:  500                                       Options held:  25,000


 /s/ Andrew G. Lazarus            October 28, 1996         /s/ David M. Nussbaum          October 28, 1996
-----------------------------                            ----------------------------
Name:  Andrew G. Lazarus                                 Name:  David M. Nussbaum
Number of Unit Purchase                                  Number of Unit Purchase
 Options held:  1,000                                     Options held:  30,000


 /s/ Deborah L. Schondorf         October 28, 1996         /s/ David M. Nussbaum          October 28, 1996
-----------------------------                            ----------------------------
Name:  Deborah L. Schondorf                              Name:  GKN Securities Corp.
Number of Unit Purchase                                  By: David Nussbaum, Chief Executive Officer
 Options held:  6,500                                    Number of Unit Purchase
                                                           Options held:  71,000

ACCEPTED AND AGREED TO:

ENTERTAINMENT/MEDIA ACQUISITION
  CORPORATION


By:  /s/ Scot K. Vorse
   -------------------------------
         Scot K. Vorse
         Vice President - Finance
         10/30/96

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


                                   EXHIBIT A


         The registration statement filed pursuant to the demand of the Initiating Holders may include other securities of the Company (i) which are held by persons who, by virtue of agreements with the Company, are entitled to include their securities in any such registration, (ii) which are held by officers and directors of the Company, or (iii) which are being offered for the account of the Company; provided that the percentage of Registrable Shares requested to be included in such registration by the Initiating Holders is not reduced or limited, without such Initiating Holders' consent, as a result of the inclusion of persons other than Initiating Holders below 66 2/3% of the total number of shares included in such registration; and provided, further, that the plan of distribution proposed by such other persons shall not be different from the plan of distribution proposed by the Initiating Holders.

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